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                                                                    EXHIBIT 21.1



                         EAGLE-PICHER INDUSTRIES, INC.

                                  SUBSIDIARIES


Cincinnati Industrial Machinery Sales Company [Ohio]
Daisy Parts, Inc. [Michigan]
Eagle-Picher Development Company, Inc. [Delaware]
     Michigan Automotive Research Corporation (MARCO) [Michigan]
Eagle-Picher Far East, Inc. [Delaware]
Eagle-Picher Fluid Systems, Inc. [Michigan]
Eagle-Picher, Inc. [Virgin Islands]
Eagle-Picher Industries of Canada Limited [Canada]
Eagle-Picher Industries Europe B.V. [Netherlands]
     Eagle-Picher Automotive GmbH [Germany]
     Eagle-Picher Espana, S.A. [Spain]
     Eagle-Picher UK Limited [England and Wales]
          Eagle-Picher Fluid Systems Ltd. [England and Wales]
          Eagle-Picher Hillsdale Limited [England and Wales]
     Eagle-Picher Wolverine GmbH [Germany]
          Eagle-Picher Technologies GmbbH [Germany]
Eagle-Picher Minerals, Inc. [Nevada]
     Eagle-Picher Minerals International S.A.R.L. [France]
          United Minerals GmbH & Co. KG [Germany]
          United Minerals Verwaltungs- und Beteiligungs GmbH [Germany] Eagle-Picher Technologies, LLC [Delaware]
EPTEC, S.A. de C.V. [Mexico]
Equipos de Acuna, S.A. de C.V. [Mexico]
Hillsdale Tool & Manufacturing Co. [Michigan]




[] Brackets indicate state or country of incorporation and do not form part of corporate name.